UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

THE HANOVER INSURANCE GROUP, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

When requesting via the Internet or telephone you will need the 12 digit control number located in the shaded box above. * If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located above) in the subject line. No other requests, instructions or other inquiries should be included with your e-mail requesting material. The Hanover Insurance Group, Inc. Notice of 2023 Annual Meeting Meeting Type: Date: Time: Place: Annual Meeting of Shareholders Tuesday, May 9, 2023 9:00 AM, Eastern Time Annual Meeting to be held at 440 Lincoln Street, Worcester, MA 01653 See Reverse For The Proposals To Be Acted On At The Meeting TELEPHONE (866) 648-8133 * E-MAIL paper@investorelections.com For a convenient way to view proxy materials and VOTE go to www.proxydocs.com/THG Have the 12 digit control number located in the shaded box above available when you access the website and follow the instructions. If you want to receive a paper or e-mail copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year's meeting, you must make this request on or before April 28, 2023. To order paper materials, use one of the following methods. The Hanover Insurance Group, Inc. Important Notice Regarding the Availability of Proxy Materials For the Annual Meeting of Shareholders to be held on May 9, 2023 For Shareholders of record as of March 17, 2023 This communication presents only an overview of the more complete proxy materials that are available to you on the Internet or by mail. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting. To view the proxy materials, and to obtain directions to attend the meeting, go to: www.proxydocs.com/THG To vote your proxy while visiting this site, you will need the 12 digit control number in the box below. Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the Internet and we have chosen to utilize these procedures. P.O. BOX 8016, CARY, NC 27512-9903 Meeting Materials: Annual Repo rt and Notice of Meeting and Proxy Statement www.investorelections.com/THG INTERNET

The Hanover Insurance Group, Inc. 2023 Annual Meeting of Shareholders PROPOSAL 1. Election of three Directors, each for a three-year term 1.01 Francisco A. Aristeguieta 1.02 Jane D. Carlin 1.03 Elizabeth A. Ward 2. Approval of The Hanover Insurance Group 2023 Employee Stock Purchase Plan 3. Advisory approval of the company's executive compensation 4. Advisory vote on the frequency of holding an advisory vote on executive compensation 5. Ratification of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR each of the director nominees listed in proposal 1, FOR proposals 2, 3 and 5 and FOR an advisory vote on executive compensation every ONE year.